UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 2, 2007 (Amendment No. 1)

UNIFY CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	001-11807	94-2710559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Arena Boulevard, Suite 100
Sacramento, California 95834
(Address of principal executive offices)

Telephone: (916) 928-6400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This is Amendment No.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 29, 2006 (the “Original Filing”). The Original Filing provided notice of the completion of the acquisition of Gupta Technologies, LLC (“Gupta”) by the registrant, Unify Corporation (“Unify”) from Halo Technology Holdings, Inc. (“Halo”). Under the terms of the related Purchase and Exchange Agreement (the “Purchase Agreement”), as amended, the total consideration paid to Halo for Gupta was (i) Unify’s risk management software and solution business as conducted by Unify through its Acuitrek, Inc. subsidiary (“Acuitrek”) and its Insurance Risk Management division, including, without limitation, the Acuitrek business and the NavRisk software product (the “NavRisk Business”), (ii) Unify’s ViaMode software product and related intellectual property rights (the “ViaMode Product”), (iii) $6,100,000 in cash and (iv) the amount, if any, by which the Gupta Net Working Capital exceeds the NavRisk Net Working Capital (as such terms are defined in the Purchase Agreement, the “Working Capital Adjustment”).

Section 9 – Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.	Pages F1 to F24

The audited consolidated balance sheet of Gupta Technologies, LLC and subsidiaries as of June 30, 2006 and 2005, and the related consolidated statements of operations, member’s equity and cash flows for the year ended June 30, 2006, five months ended June 30, 2005 (successor entity); one month ended January 31, 2005 and year ended December 31, 2004 (predecessor entity) are included herein.

(b) Pro Forma Financial Information.	Pages F25 to F34

The unaudited pro forma consolidated condensed balance sheet as of October 31, 2006, and the unaudited pro forma consolidated statement of operations for the twelve months ended April 30, 2006 and the six months ended October 31, 2006, which give effect to the consummation of the acquisition of Gupta, are included herein.

2

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Unify Corporation

By:	/s/ Todd Wille

Todd Wille
Chief Executive Officer

Date: February 2, 2007

3

Gupta Technologies, LLC

Consolidated Financial Statements

Contents

Report of Independent Registered Public Accounting Firm	F-2 - F-3

Audited Consolidated Financial Statements

Consolidated Balance Sheets as of June 30, 2006 and 2005	F-4

Consolidated Statements of Operations for the Year Ended June 30, 2006, Five Months Ended June 30, 2005 (Successor), One Month Ended January 31, 2005 and Year Ended December 31, 2004 (Predecessor)	F-5

Consolidated Statements of Member’s Equity for the Year Ended June 30, 2006, Five Months Ended June 30, 2005 (Successor), One Month Ended January 31, 2005 and Year Ended December 31, 2004 (Predecessor)

F-6

Consolidated Statements of Cash Flows for the Year Ended June 30, 2006, Five Months Ended June 30, 2005 (Successor), One Month Ended January 31, 2005 and Year Ended December 31, 2004 (Predecessor)	F-8

Notes to Consolidated Financial Statements	F-9

Report of Independent Registered Public Accounting Firm

We have audited the accompanying consolidated balance sheets of Gupta Technologies, LLC and subsidiaries (the “Successor” or “Company”) as of June 30, 2006 and 2005, and the related consolidated statements of operations, member’s equity and cash flows for the year ended June 30, 2006 and five months ended June 30, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial statements referred to above present fairly, in all material respects, the financial position of Gupta Technologies, LLC and subsidiaries as of June 30, 2006 and 2005, and the results of their operations, member’s equity and cash flows for the year ended June 30, 2006 and five months ended June 30, 2005 in conformity with accounting principles generally accepted in the United States of America.

 /s/ Mahoney Cohen & Company, CPA, P.C.

New York, New York
January 10, 2007

Report of Independent Registered Public Accounting Firm

We have audited the accompanying consolidated statements of operations, member’s equity and cash flows of Gupta Technologies, LLC and subsidiaries (the “Predecessor” or the “Company”) for the one month ended January 31, 2005 and year ended December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated statements referred to above present fairly, in all material respects, the results of operations, member’s equity and cash flows of Gupta Technologies, LLC and subsidiaries for the one month ended January 31, 2005 and year ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

/s/ Mahoney Cohen & Company, CPA, P.C.

New York, New York
January 10, 2007

Gupta Technologies, LLC

Consolidated Balance Sheets

	June 30, 2006	June 30, 2005

Assets
Current assets:
Cash and cash equivalents	$168,209	$572,664
Accounts receivable, net of allowances for doubtful accounts of $113,540 and $30,845, respectively	1,923,940	1,959,277
Due from Halo Technology Holdings, Inc.	1,017,627	—
Prepaid expenses and other current assets	303,263	341,659

Total current assets	3,413,039	2,873,600
Property and equipment, net	112,882	209,009
Other long-term assets	69,932	68,829
Intangible assets, net	13,864,183	15,678,735
Goodwill	1,855,264	7,055,264

Total assets	$19,315,300	$25,885,437

Liabilities and Member’s Equity
Current liabilities:
Accounts payable	$646,266	$476,436
Accrued compensation and related benefits	790,461	678,574
Other accrued liabilities	322,472	529,331
Due to Halo Technology Holdings, Inc.	—	61,000
Deferred revenue	3,928,937	3,162,442

Total current liabilities	5,688,136	4,907,783
Long-term deferred revenue	507,021	226,580
Other long-term liabilities	39,014	43,275

Total liabilities	6,234,171	5,177,638
Commitments and contingencies
Member’s equity	13,081,129	20,707,799

Total liabilities and member’s equity	$19,315,300	$25,885,437

See accompanying notes.

Gupta Technologies, LLC

Consolidated Statements of Operations

	Successor		Predecessor

	Year Ended June 30, 2006	Five Months Ended June 30, 2005	One Month Ended January 31, 2005	Year Ended December 31, 2004

Revenue:
Products	$4,148,870	$2,699,106	$430,358	$6,847,490
Services	7,308,467	2,082,298	670,419	8,960,306

Total revenue	11,457,337	4,781,404	1,100,777	15,807,796
Cost of revenue:
Cost of products	176,354	83,293	11,654	214,536
Cost of services	863,686	396,487	71,402	885,151
Amortization of developed technology	443,253	184,691	32,950	395,400

Total cost of revenue	1,483,293	664,471	116,006	1,495,087

Gross margin	9,974,044	4,116,933	984,771	14,312,709
Operating expenses:
Selling, general and administrative	7,586,914	3,445,446	718,542	7,910,077
Selling, general and administrative incurred from related parties	4,777	—	1,279	106,578
Research and development	3,131,930	1,397,185	296,728	2,631,304
Depreciation and amortization	1,426,732	588,854	84,808	994,433
Goodwill impairment	5,200,000	—	—	—
Parent company charges	108,312	74,576	—	3,319,042

Total operating expenses	17,458,665	5,506,061	1,101,357	14,961,434

Loss from operations	(7,484,621)	(1,389,128)	(116,586)	(648,725)
Other income (expense):
Interest income	6,187	1,058	166	2,467
Foreign exchange gain (loss)	(70,161)	33,339	22,512	(62,094)
Other income (expense), net	(18,015)	(13,274)	586,951	15,990

Income (loss) before provision for income taxes	(7,566,610)	(1,368,005)	493,043	(692,362)
Provision for income taxes	170,669	97,944	1,704	287,675

Net income (loss)	$(7,737,279)	$(1,465,949)	$491,339	$(980,037)

See accompanying notes.

Gupta Technologies, LLC

Consolidated Statements of Member’s Equity

	Predecessor

	Member’s Capital	Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive Income (Loss)	Total Member’s Equity

Balance at January 1, 2004	$4,420,343	$(4,060,660)	$284,598	$644,281

Comprehensive loss:
Net loss	—	(980,037)	—	(980,037)
Unrealized gain from foreign currency translation:
Foreign currency translation adjustment - current period	—	—	111,577	111,577
Reclassification adjustment to statement of operations	—	—	9,439	9,439

			121,016	121,016

Comprehensive loss				(859,021)

Balance at December 31, 2004	4,420,343	(5,040,697)	405,614	(214,740)

Comprehensive loss:
Net income	—	491,339	—	491,339
Unrealized loss from foreign currency translation:
Foreign currency translation adjustment - current period	—	—	(79,250)	(79,250)

Comprehensive income				412,089

Balance at January 31, 2005	$4,420,343	$(4,549,358)	$326,364	$197,349

See accompanying notes.

Gupta Technologies, LLC

Consolidated Statements of Member’s Equity (Continued)

	Successor

	Member’s Capital	Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive Income (Loss)	Total Member’s Equity

Balance at January 31, 2005	$4,420,343	$(4,549,358)	$326,364	$197,349

Purchase accounting adjustments	17,904,657	4,549,358	(326,364)	22,127,651
Comprehensive loss:
Net loss	—	(1,465,949)	—	(1,465,949)
Unrealized loss from foreign currency translation:
Foreign currency translation adjustment -current period	—	—	(151,252)	(151,252)

Comprehensive loss				(1,617,201)

Balance at June 30, 2005	22,325,000	(1,465,949)	(151,252)	20,707,799

Comprehensive loss:
Net loss	—	(7,737,279)	—	(7,737,279)
Unrealized gain from foreign currency translation:
Foreign currency translation adjustment -current period	—	—	75,791	75,791
Reclassification adjustment to statement of operations	—	—	34,818	34,818

			110,609	110,609

Comprehensive loss				(7,626,670)

Balance at June 30, 2006	$22,325,000	$(9,203,228)	$(40,643)	$13,081,129

See accompanying notes.

Gupta Technologies, LLC

Consolidated Statements of Cash Flows

	Successor		Predecessor

	Year Ended June 30, 2006	Five Months Ended June 30, 2005	One Month Ended January 31, 2005	Year Ended December 31, 2004

Operating activities
Net income (loss)	$(7,737,279)	$(1,465,949)	$491,339	$(980,037)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	55,433	17,479	6,533	55,133
Amortization of intangible assets	1,814,552	756,066	111,225	1,334,700
Goodwill impairment	5,200,000	—	—	—
Provision (recovery) of doubtful accounts	81,134	(35,288)	(11,078)	983
Loss on disposal of property and equipment	17,997	—	—	—
Changes in operating assets and liabilities:
Accounts receivable	(45,797)	593,732	813,756	(249,857)
Prepaid expenses and other assets	37,293	25,528	23,601	(196,502)
Accounts payable and accrued liabilities	70,597	(774,862)	296,589	1,270
Due to (from) parent company, net	(1,005,511)	(515,541)	(1,069,362)	192,565
Deferred revenue	1,046,936	1,413,855	(184,126)	(592,068)

Net cash provided by (used in) operating activities	(464,645)	15,020	478,477	(433,813)
Investing activities
Purchases of property and equipment	(49,549)	(35,937)	—	(83,633)
Proceeds from sale of property and equipment	1,689	—	—	—

Net cash used in investing activities	(47,860)	(35,937)	—	(83,633)
Effect of exchange rate changes on cash	108,050	(149,334)	(90,437)	135,576

Net increase (decrease) in cash and cash equivalents	(404,455)	(170,251)	388,040	(381,870)
Cash and cash equivalents at beginning of period	572,664	742,915	354,875	736,745

Cash and cash equivalents at end of period	$168,209	$572,664	$742,915	$354,875

Supplemental disclosures of cash flow information
Cash paid for income taxes	$167,891	$242,126	$—	$207,868

Cash paid for interest	$—	$—	$—	$11

See accompanying notes.

Gupta Technologies, LLC

Notes to Consolidated Financial Statements

1. Organization and Description of Business

At June 30, 2006, Gupta Technologies, LLC (“Gupta” or the “Company”) was a single member limited liability company, with 100% of its membership interests owned by Halo Technology Holdings, Inc (“Halo” or “Successor”) (OTC BB: HALO).  Halo acquired Gupta (together with its subsidiaries) from Platinum Equity, LLC (“Platinum” or “Predecessor”) on January 31, 2005. Gupta and its wholly-owned subsidiaries, Gupta Technologies GmbH, a German corporation, and Gupta Technologies Ltd., a U.K. company continued as the surviving company after this transaction and became a wholly-owned subsidiary of Halo.  Upon acquisition, purchase accounting adjustments were made to various accounts such as intangible assets, goodwill and deferred revenues to record the fair market value of the net assets acquired.  As a result of this acquisition Halo changed the Company’s year-end from December 31 to June 30.  On November 20, 2006, Gupta was acquired by Unify Corporation (“Unify”) (OTC BB: UNFY) (See Note 10).

Gupta develops, markets and supports software products that enable software programmers to create enterprise class applications, operating on either the Microsoft Windows or Linux operating systems that are used in large and small businesses and governmental entities around the world. Gupta’s products include a popular database application and a well-known set of application development tools. The relational database product allows companies to manage data closer to the customer, where capturing and organizing information is becoming increasingly critical. This product is designed for applications being deployed in situations where there are little or no technical resources to support and administer databases or applications. Gupta has headquarters in California, a regional office in Munich and sales offices in London and Paris.

2. Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

2. Summary of Significant Accounting Policies (continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less, when purchased, to be cash equivalents.

In addition, the Company typically maintains cash and cash equivalents at commercial banks. At times, bank account balances exceed FDIC insurance limits. Generally, the FDIC insures depositor funds up to $100,000.

Concentration of Credit Risk and Certain Other Risks

Financial instruments that subject the Company to concentrations of credit risk include trade receivables. The Company sells its products and services primarily to value-added resellers, independent software vendors and end-users on a worldwide basis. Credit is extended based on an ongoing evaluation of the customer’s financial condition and, generally, collateral is not required. The Company maintains allowances for potential credit losses based on management’s evaluation of the customer’s financial condition, past collection history and age of the accounts receivable balances. As of June 30, 2006 and 2005, the Company’s allowance for doubtful accounts was $113,540 and $30,845, respectively. Historically, losses have been within the range of management’s expectations.

2. Summary of Significant Accounting Policies (continued)

Fair Value of Financial Instruments

At  June 30, 2006 and 2005, the respective carrying values of the Company’s financial instruments, including receivables, accounts payable and accrued liabilities, approximated their fair values.  The fair value estimates presented herein were based on market or other information available to management.  The use of different market assumptions and/or estimation methodologies could have a material effect on the estimated fair value amounts.

Comprehensive Income

Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income, (“SFAS 130”) establishes standards for reporting and displaying comprehensive net income and its components in member’s equity. However, it has no impact on the Company’s net income as presented in these consolidated financial statements. SFAS 130 requires foreign currency translation adjustments to be included in comprehensive income. The components of accumulated other comprehensive income (loss) relate entirely to currency translation adjustments.

Property and Equipment

Property and equipment was recorded at fair value when Halo acquired the Company. Significant renewals and betterments to property and equipment are capitalized and maintenance and repairs that do not improve or extend the lives of the assets are expensed as incurred. When assets are sold, replaced or otherwise retired, the cost and related accumulated depreciation or amortization is eliminated from the accounts in the year of disposal and the related gains and losses are included in income. Depreciation or amortization is computed on the straight-line method over three years, the estimated useful life of the assets.

2. Summary of Significant Accounting Policies (continued)

Intangible Assets and Goodwill

Intangible assets are primarily comprised of customer relationships, developed technology, trade names and contracts.  Goodwill represents acquisition costs in excess of the fair value of net assets of businesses acquired.  In accordance with SFAS 142, “Goodwill and Other Intangible Assets,” goodwill and indefinite life intangible assets are no longer amortized; instead, they are tested for impairment on an annual basis.  The Company assesses the impairment of identifiable intangibles and goodwill whenever events or changes in circumstances indicate that the carrying value may not be recoverable.

Identified intangible assets as of June 30, 2006 and 2005 consisted of the following:

	Gross Carrying Amount	Accumulated Amortization	Intangible Assets, Net

June 30, 2006
Amortized intangible assets:
Contracts	$7,547,200	$1,069,186	$6,478,014
Customer relationships	6,165,800	873,487	5,292,313
Developed technology	2,284,100	627,944	1,656,156

Total amortized intangible assets	15,997,100	2,570,617	13,426,483
Unamortized intangible asset:
Trade names	437,700	—	437,700

Total intangible assets	$16,434,800	$2,570,617	$13,864,183

June 30, 2005
Amortized intangible assets:
Contracts	$7,547,200	$314,466	$7,232,734
Customer relationships	6,165,800	256,908	5,908,892
Developed technology	2,284,100	184,691	2,099,409

Total amortized intangible assets	15,997,100	756,065	15,241,035
Unamortized intangible asset:
Trade names	437,700	—	437,700

Total intangible assets	$16,434,800	$756,065	$15,678,735

2. Summary of Significant Accounting Policies (continued)

Intangible Assets (continued)

Amortization expense of identified intangibles included the following for each of the periods presented:

	Successor		Predecessor

	Year Ended June 30, 2006	Five Months Ended June 30, 2005	One Month Ended January 31, 2005	Year Ended December 31, 2004

Contracts	$754,720	$314,467	$—	$—
Customer relationships	616,579	256,908	78,275	939,300
Developed technology	443,253	184,691	32,950	395,400

	$1,814,552	$756,066	$111,225	$1,334,700

Amortization of intangible assets is computed using the straight-line method over the useful lives of the assets.

Estimated aggregate amortization expense for each of the next five years is as follows:

Year Ending June 30,

2007	$ 1,815,000
2008	$ 1,729,000
2009	$ 1,610,000
2010	$ 1,610,000
2011	$ 1,610,000

2. Summary of Significant Accounting Policies (continued)

Revenue Recognition

Revenue is derived from the licensing of software, maintenance contracts, training and other consulting services.

The Company recognizes revenue in accordance with the American Institute of Certified Public Accountants Statement of Position (“SOP”) 97-2, Software Revenue Recognition, as amended.

In arrangements that include rights to multiple software products and/or services, the Company allocates and defers revenue for the undelivered items, based on vendor-specific objective evidence of fair value, and recognizes the difference between the total arrangement fee and the amount deferred for the undelivered items, as revenue. Vendor-specific objective evidence of fair value for undelivered elements of an arrangement is based upon the normal pricing and discounting practices for those products and services when sold separately.  Vendor-specific objective evidence of fair value for maintenance contracts is additionally measured by the renewal rate offered to the customer. In arrangements in which the Company does not have vendor-specific objective evidence of fair value of maintenance, and maintenance is the only undelivered item, the Company recognizes the total arrangement fee ratably over the contractual maintenance term.

Software license revenue is recognized upon receipt of a purchase order and delivery of software, provided that the license fee is fixed or determinable; no significant production, modification or customization of the software is required; and collection is considered probable by management. For licensing of the Company’s software through its indirect sales channel, revenue is recognized when the distributor sells the software to its end-users, including value-added resellers. For licensing of software to independent software vendors, revenue is recognized upon shipment to the independent software vendors.

Service revenue for maintenance contracts is deferred and recognized ratably over the term of the agreement. Revenue from training and other consulting services is recognized as the related services are performed.

2. Summary of Significant Accounting Policies (continued)

Revenue Recognition (continued)

At June 30, 2006 and 2005, the Company recorded deferred revenue of $4,435,958 and $3,389,022, respectively, primarily for upfront customer payments on maintenance contracts and arrangements for which the Company is recognizing the total arrangement fee ratably over the contractual maintenance term.

Cost of Revenue

Cost of revenue includes costs related to product and service revenue and amortization of acquired developed technology. Cost of product revenue includes material, packaging, shipping and other production costs. Cost of service revenue includes salaries, benefits and overhead costs associated with employees providing maintenance and technical support, training and consulting services. Third-party consultant fees are also included in cost of service revenue.

Impairment of Long-Lived Assets

The Company evaluates its long-lived assets and intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the future discounted cash flows compared to the carrying amount of the asset.  For the year ended June 30, 2006, the Company determined that approximately $5,200,000 of goodwill had been impaired due to a decrease in expected cash flows.

2. Summary of Significant Accounting Policies (continued)

Income Taxes

The Company is a single member limited liability company and is treated as a disregarded entity for federal income tax purposes. Therefore, the Company is not liable for United States (“U.S.”) federal income taxes. As a limited liability company treated as a disregarded entity, the Company’s taxable income is included in the income tax returns of the member. However, some states do not recognize the disregarded entity status and, therefore, the Company will continue to be taxed as a C corporation in those states. Additionally, there are certain states in the U.S. that assess a fee against limited liability companies. Accordingly, for those states, the Company utilizes the liability method to determine the provision for income taxes.

The Company has or had foreign subsidiaries based in Australia, Mexico, the United Kingdom and Germany and is, therefore, responsible for paying certain foreign income taxes. As a result, there is an income tax provision of $170,669, $97,944, $1,704 and $287,675 for the year ended June 30, 2006, five months ended June 30, 2005, one month ended January 31, 2005 and year ended December 31, 2004, respectively.

Translation of Foreign Currency

The local currency is the functional currency for the Company’s international subsidiaries and as such, assets and liabilities are translated into U.S. dollars at period-end exchange rates. Income and expense items are translated at average exchange rates during the period. Any translation adjustments resulting from this process are shown as a separate component of accumulated other comprehensive income (loss). Gains and losses resulting from foreign currency transactions are included in income currently.  In the event of sale or complete or substantial liquidation of an investment in a foreign entity, the foreign currency translation adjustment related to that entity is reclassified from comprehensive income to the statement of operations for that period.

Shipping and Handling Costs

Costs to ship products from the Company’s warehouse facilities to customers are recorded as a component of cost of revenue in the consolidated statement of operations.

2. Summary of Significant Accounting Policies (continued)

Advertising Expense

The Company expenses the costs of advertising when incurred. Advertising expenses were $527,716, $221,281, $23,545 and $250,534 for the year ended June 30, 2006, five months ended June 30, 2005, one month ended January 31, 2005 and year ended December 31, 2004, respectively.

Research and Development and Software Development Costs

Research and development expenses are charged to operations as incurred. Research and development expenses were $3,131,930, $1,397,185, $296,728 and $2,631,304 for the year ended June 30, 2006, five months ended June 30, 2005, one month ended January 31, 2005 and year ended December 31, 2004, respectively. Software development costs which are required to be capitalized pursuant to Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed, have been insignificant.

New Accounting Pronouncements

In May 2005, the FASB issued SFAS 154, “Accounting Changes and Error Corrections,” that applies to all voluntary changes in accounting principle. This statement requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, this statement requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this statement requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. SFAS 154 will be effective for the fiscal year ending June 30, 2007. The Company does not anticipate that the adoption of SFAS 154 will have an impact on its overall results of operations or financial position.

2. Summary of Significant Accounting Policies (continued)

New Accounting Pronouncements (continued)

In February 2006, the FASB issued SFAS 155, “Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140,” that allows a preparer to elect fair value measurement at acquisition, at issuance or when a previously recognized financial instrument is subject to a remeasurement (new basis) event, on an instrument-by-instrument basis, in cases in which a derivative would otherwise have to be bifurcated. It also eliminates the exemption from applying Statement 133 to interests in securitized financial assets so that similar instruments are accounted for similarly regardless of the form of the instruments. This statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The Company does not anticipate that the adoption of SFAS 155 will have an impact on the its overall results of operations or financial position.

In March 2006, the FASB issued SFAS 156, “Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140,” that applies to the accounting for separately recognized servicing assets and servicing liabilities. This statement requires that all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable. An entity should adopt this Statement as of the beginning of its first fiscal year that begins after September 15, 2006. The Company does not anticipate that the adoption of SFAS 156 will have an impact on the its overall results of operations or financial position.

In September 2006, the FASB issued SFAS 157, “Fair Value Measures.” SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements. However, it does not apply to SFAS 123(R). This statement shall be effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including any financial statements for an interim period within that fiscal year. The provisions of this statement should be applied prospectively as of the beginning of the fiscal year in which this statement is initially applied, except in some circumstances where the statement shall be applied retrospectively. The Company is currently evaluating the effect, if any, of SFAS 157 on its financial statements.

3. Property and Equipment

At June 30, 2006 and 2005, property and equipment consisted of the following:

	June 30, 2006	June 30, 2005

Computer equipment	$127,655	$96,757
Furniture and fixtures	50,774	54,322
Software	10,586	2,154
Construction in progress	—	75,934

	189,015	229,167
Accumulated depreciation and amortization	(76,133)	(20,158)

Property and equipment, net	$112,882	$209,009

4. Other Accrued Liabilities

At June 30, 2006 and 2005, other accrued liabilities consisted of the following:

	June 30, 2006	June 30, 2005

Accrued professional fees	$83,299	$95,341
Accrued vendor costs	45,886	229,750
Accrued income and local taxes	86,020	107,504
Other accrued expenses	107,267	96,736

	$322,472	$529,331

5. Related Party Transactions

Parent Company Charges

The Company was party to management agreements with Platinum and Halo that require Platinum and Halo to provide the Company with financial, management and strategic services. Under Halo, the Company incurred management fees of $108,312 and $74,576 for the year ended June 30, 2006 and five months ended June 30, 2005, respectively. Under Platinum, the Company incurred management fees of $0 and $3,319,042 for the one month ended January 31, 2005 and year ended December 31, 2004, respectively.

5. Related Party Transactions (continued)

Parent Company Charges  (continued)

Expenses incurred by Halo on behalf of the Company were $4,777 and $0 for the year ended June 30, 2006 and five months ended June 30, 2005, respectively.  Expenses incurred by Platinum on behalf of the Company were $537 and $99,449 for the one month ended January 31, 2005 and year ended December 31, 2004, respectively. Such expense reimbursements are recorded in general and administrative expenses incurred from affiliates in the accompanying consolidated statements of operations.

At June 30, 2006, the Company had $1,017,627 due from Halo for intercompany loans offset by such management fees and expense reimbursements.

6. Gupta Technologies, LLC Acquisition

On January 31, 2005, Halo completed the acquisition of Gupta.  The Board of Directors of Halo agreed to purchase Gupta because it fit the profile of the type of companies that is necessary for them to create a sustainable, profitable company.

The purchase price for Gupta was $21,000,000, plus transaction costs of $1,325,000.  The purchase price allocation is as follows:

Cash	$742,915
Accounts receivable	2,489,517
Other current assets	393,126
Fixed assets	161,345
Intangibles	16,434,800
Goodwill	7,055,264
Other assets	71,093
Accounts payable and accrued expenses	(3,047,893)
Deferred revenue	(1,975,167)

$22,325,000

The purchase of Gupta resulted in approximately $7,055,000 of goodwill.  Halo’s management believed that the acquired goodwill was justified because of Gupta’s position in the marketplace and expected increased cash flows to the Company.  The Company expects the goodwill will be deductible for income tax purposes.  For the year ended June 30, 2006, the Company recognized an impairment of goodwill of $5,200,000 (see Note 2).

7. Commitments and Contingencies

Legal Proceedings

The Company is currently involved in legal proceedings related to employment matters, customer relationships and other claims. In accordance with Statement of Financial Accounting Standards No. 5, “Accounting for Contingencies,” the Company has made accruals with respect to these matters, where appropriate, which are reflected in the Company’s consolidated financial statements. The Company may enter into discussions regarding settlement of these matters, and may enter into settlement agreements, if it believes settlement is in the best interests of the Company. The matters discussed below, if decided adversely to or settled by the Company, individually or in the aggregate, may result in a liability material to the Company’s financial condition or results of operations.

Following their termination, two former employees in the Company’s German subsidiary filed unfair dismissal claims. One claim was filed on December 28, 2005 and the other was filed on May 4, 2006. Potential settlements for these claims are expected to have a material impact on the Company’s consolidated financial statements.

On March 24, 2006, the Company entered into a twelve-month distribution agreement with Xtura B.V. (“Xtura”) whereby Xtura would distribute the Company’s products. In August 2006, the Company filed a claim in the amount of approximately $100,000 against Xtura for not making payments for products it distributed under the agreement. To date, the Company’s claim has not been disputed and the Company fully intends to pursue the collection of unpaid amounts. As a result of Xtura’s failure to make payments under the agreement, the Company terminated the agreement. Xtura has claimed the termination was invalid and has asserted a damage claim against the Company in the amount of approximately $385,000. No legal basis for the damage claim has been shown by Xtura to date. The Company cannot reasonably estimate the possible loss or range of loss, if any, which may arise from this claim.  The Company believes it has meritorious defenses against Xtura’s claim and will continue vigorously to defend itself.

The Company is subject to certain other asserted claims arising in the ordinary course of business. The Company intends to vigorously assert its rights and defend itself in any litigation that may arise from such claims. While the ultimate outcome and resolution of these matters could affect the results of operations in future periods, and while there can be no assurance with respect thereto, management believes after final disposition, any financial impact to the Company would not be material to the Company’s consolidated financial position, results of operations and cash flows.

7. Commitments and Contingencies (continued)

Legal Proceedings (continued)

The Company has made an assessment for the exposure of the above claims for approximately $375,000 and is included in the June 30, 2006 consolidated financial statements.

Leases

The Company has operating leases for certain office facilities and equipment. Rental expense for the year ended June 30, 2006, five months ended June 30, 2005, one month ended January 31, 2005 and year ended December 31, 2004 were approximately $386,000, $172,000, $29,000 and $412,000, respectively. Future minimum lease payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of June 30, 2006, are as follows:

Year Ending June 30,

2007	$303,000
2008	134,000
2009	115,000
2010	85,000

Total minimum lease payments	$637,000

8. Employee Benefits

The Company maintains a qualified defined contribution plan for the benefit of all employees. The Company’s plan was part of Platinum’s defined contribution plan for the one month ended January 31, 2005 and year ended December 31, 2004 and is part of Halo’s defined contribution plan for the periods thereafter. These plans have the same terms except for differences in vesting periods. Under both plans, participants may contribute any portion of their disposable income up to the annual limitations imposed by Section 402 of the Internal Revenue Code. The Company matches participant contributions at the rate of 50% of the first 6% of salary contributed. The Company’s total contribution to the plan was $86,332, $35,397, $8,815 and $91,383 for the year ended June 30, 2006, five months ended June 30, 2005, one month ended January 31, 2005 and year ended December 31, 2004, respectively.

9. Geographic Information

The Company sells its products to customers primarily through direct sales to independent software vendors and end-users in North America and through distributors and value added resellers in the rest of the world. For the year ended June 30, 2006, five months ended June 30, 2005, one month ended January 31, 2005 and year ended December 31, 2004, the geographic breakdown of revenue was as follows:

	Successor

	Year Ended June 30, 2006

	Product	Service	Total

North America	$831,085	$2,371,557	$3,202,642
Europe, Africa and the Middle East	2,727,606	4,285,969	7,013,575
Asia Pacific	470,527	486,929	957,456
Latin America	119,652	164,012	283,664

Total	$4,148,870	$7,308,467	$11,457,337

	Five Months Ended June 30, 2005

	Product	Service	Total

North America	$1,161,168	$664,445	$1,825,613
Europe, Africa and the Middle East	1,284,443	1,228,744	2,513,187
Asia Pacific	176,991	139,180	316,171
Latin America	76,504	49,929	126,433

Total	$2,699,106	$2,082,298	$4,781,404

	Predecessor

	One Month Ended January 31, 2005

	Product	Service	Total

North America	$127,538	$255,469	$383,007
Europe, Africa and the Middle East	282,516	361,831	644,347
Asia Pacific	13,748	40,073	53,821
Latin America	6,556	13,046	19,602

Total	$430,358	$670,419	$1,100,777

9. Geographic Information (continued)

	Year Ended December 31, 2004

	Product	Service	Total

North America	$1,832,330	$3,263,782	$5,096,112
Europe, Africa and the Middle East	4,238,583	4,904,882	9,143,465
Asia Pacific	582,009	613,425	1,195,434
Latin America	194,568	178,217	372,785

Total	$6,847,490	$8,960,306	$15,807,796

One customer, a distributor, accounted for 22%, 25%, 23% and 20% of the Company’s revenue for the year ended June 30, 2006, five months ended June 30, 2005, one month ended January 31, 2005 and year ended December 31, 2004, respectively. The same customer accounted for 14% and 23% of accounts receivable at June 30, 2006 and 2005, respectively.

10. Subsequent Event

On September 13, 2006, Halo and Unify entered into a Purchase and Exchange Agreement (the “Purchase Agreement”). The Purchase Agreement was amended on November 20, 2006 (the “Amendment”). On November 20, 2006, the transactions under the Purchase Agreement (as amended by the Amendment) closed. Halo sold Gupta to Unify in exchange for (i) Unify’s risk management software and solution business as conducted by Unify through its Acuitrek, Inc. subsidiary (“Acuitrek”) and its Insurance Risk Management division including, without limitation, the Acuitrek business and the NavRisk product (the “NavRisk Business”), (ii) Unify’s ViaMode software product and related intellectual property rights (the “ViaMode Product”), (iii) $6,100,000 in cash, of which Halo had received $500,000 as a deposit (the “Deposit”) upon execution of the Purchase Agreement, and (iv) the amount by which the Gupta Net Working Capital exceeds the NavRisk Net Working Capital, which is currently under negotiation (as such terms are defined in the Purchase Agreement, the “Working Capital Adjustment”).

UNIFY CORPORATION

GUPTA TECHNOLOGIES, LLC

Unaudited Pro Forma Consolidated Condensed Financial Statements

On November 20, 2006, Unify Corporation (the “Company” or “Unify”) completed its previously announced acquisition of Gupta Technologies, LLC (“Gupta”) from Halo Technology Holdings, Inc. (“Halo”). Under the terms of the related Purchase and Exchange Agreement (the “Purchase Agreement”), as amended, the total consideration paid to Halo for Gupta was (i) Unify’s risk management software and solution business as conducted by Unify through its Acuitrek, Inc. subsidiary (“Acuitrek”) and its Insurance Risk Management (“IRM”) division, including, without limitation, the Acuitrek business and the NavRisk software product (the “NavRisk Business”), (ii) Unify’s ViaMode software product and related intellectual property rights (the “ViaMode Product”), (iii) $6,100,000 in cash and (iv) the amount, if any, by which the Gupta Net Working Capital exceeds the NavRisk Net Working Capital (as such terms are defined in the Purchase Agreement, the “Working Capital Adjustment”). The purchase was funded by debt consisting of $5.35 million in term notes and a revolver of up to $2.5 million.

This unaudited pro forma information should be read in conjunction with the consolidated financial statements of Unify included in the Company’s Annual Report filed on Form 10-K for the year ended April 30, 2006 and the Company’s Quarterly Report filed on Form 10-QSB for the three and six months ended October 31, 2006 filed on December 14, 2006.  In addition, the pro forma information should be read in conjunction with the financial statements for Gupta included in this report.

The following unaudited pro forma consolidated condensed financial statements give effect to the acquisition of Gupta Technologies LLC and the sale of both the Company’s IRM division and its ViaMode Product. The acquisition was completed on November 20, 2006 and was pursuant to a Purchase and Exchange Agreement dated September 13, 2006. The unaudited pro forma consolidated condensed statements of operations assume the acquisition and the financing raised in connection with the acquisition took place on May 1, 2005. The acquisition has been accounted for using the purchase method of accounting, as required by Statement of Financial Accounting Standard No. 141, “Business Combinations.” Under this method of accounting, the assets acquired and liabilities assumed in the Gupta acquisition were recorded at estimated fair values as determined by Unify’s management based on information currently available and on current assumptions as to future operations. Unify has allocated the purchase price based on the estimates of the fair value of the identified intangible assets and their remaining useful lives. The allocation was based on management’s estimates which included the preliminary results of an independent third party valuation. The final allocation will be determined based on a comprehensive final evaluation of Gupta’s tangible and intangible assets acquired and liabilities assumed and is expected to be completed prior to the end of the Company’s fourth quarter which ends April 30, 2007. The final allocation of purchase price could differ materially from the preliminary allocation.

The following unaudited pro forma consolidated condensed balance sheet gives effect to the acquisition of Gupta Technologies LLC and the sale of both the Company’s IRM division and its ViaMode Product. The unaudited pro forma consolidated condensed balance sheet gives effect to the acquisition and the financing raised in connection with the acquisition as if the acquisition and financing occurred on October 31, 2006. The unaudited pro forma financial information has been prepared in accordance with accounting principles generally accepted in the United States and is presented for illustration purposes only in accordance with the assumptions set forth below. This information is not necessarily indicative of the operational results or of the financial position that would have occurred if the acquisition had been consummated on the dates indicated nor is it necessarily indicative of future operating results or financial position of the consolidated enterprise. The unaudited pro forma consolidated condensed financial information does not reflect any adjustments to conform accounting practices or to reflect any cost savings or other synergies anticipated as a result of the acquisition.

UNIFY CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
(Amounts in thousands)

	Unify October 31, 2006 (a)	Gupta September 30, 2006 (b)	Pro Forma Adjustments (c)		Unify Pro Forma

ASSETS
Current assets:
Cash and cash equivalents	$1,357	$149	$712	(e)	$2,218
Accounts receivable, net	1,469	1,544	—		3,013
Prepaid expenses and other current assets	980	282	(350)	(e)	912
Due from Halo Technology Holdings, Inc.	—	1,434	(1,434)	(e)	—
Assets of discontinued operations held for sale	1,887	—	(1,887)	(f)	—

Total current assets	5,693	3,409	(2,959)		6,143
Property and equipment, net	200	102	—		302
Other investments	214	—	—		214
Goodwill and intangible assets, net	—	15,347	(7,253)	(g)	8,094
Other assets, net	197	70	981	(h)	1,248

Total assets	$6,304	$18,928	$(9,231)		$16,001

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$385	$835	$—		$1,220
Current portion of long-term debt	81	6	731	(d)	818
Other accrued liabilities	936	1,084	1,325	(i)	3,345
Accrued compensation and related expenses	478	—	—		478
Deferred revenue	1,837	3,288	(2,751)	(j)	2,374
Liabilities of discontinued operations	1,151	—	(1,151)	(f)	—

Total current liabilities	4,868	5,213	(1,846)		8,235
Long-term debt, net of current portion	—	—	6,119	(d)	6,119
Other long-term liabilities	79	437	(399)	(j)	117
Commitments and contingencies	—	—	—		—
Stockholders’ equity:
Common stock	29	—	—		29
Additional paid-in capital	63,996	22,325	(22,152)	(k)	64,169
Accumulated other comprehensive income (loss)	23	(33)	33	(k)	23
Accumulated deficit	(62,691)	(9,014)	9,014	(k)	(62,691)

Total stockholders’ equity	1,357	13,278	(13,105)		1,530

Total liabilities and stockholders’ equity	$6,304	$18,928	$(9,231)		$16,001

See accompanying notes

Notes to the Unaudited Pro Forma Consolidated Balance Sheet
(a)	Reflects Unify Corporation’s unaudited consolidated balance sheet as reported in its Form 10-QSB for the period ended October 31, 2006.
(b)	Reflects Gupta Technologies, LLC unaudited consolidated balance sheet as of September 30, 2006.
(c)

Reflects adjustments resulting from the purchase of Gupta, the sale of the Company’s IRM division and its ViaMode Product to Halo Technology Holdings, Inc. and the debt financing obtained in conjunction with the acquisition.

(d)

Reflects the debt financing in conjunction with the acquisition comprised of $5.35 million in term loans and an initial borrowing of $1.5 million on a revolving credit note which carries a limit of $2.5 million.

(e)	Represents adjustments to current assets as follows (amounts in thousands):

Elimination of Gupta cash retained by Halo	$(149)
Cash proceeds as part of the debt financing	861
Elimination of receivable due from Halo	(1,434)
Prepaid interest for debt financing	150
Reclass of cash deposit previously paid to Halo for Gutpa purchase	(500)

Total	$(1,072)

(f)	Reflects the elimination of assets and liabilities for Unify’s IRM division and ViaMode Product that were sold to Halo.
(g)

Reflects the adjustment of goodwill and intangibles to fair value as a result of Unify’s purchase of Gupta. The components of goodwill and intangible assets following the acquisition of Gupta by Unify are as follows (in thousands):

	Fair Value	Estimated Useful Life

Partner relationships	$800	5 years
Customer relationships	700	5 years
Trade name	100	1 year
Trademarks	300	4 years
Existing technologies	1,050	4 years

Total intangibles (finite lived)	$2,950
Goodwill	5,144	Indefinite

Total	$8,094

(h)

As part of the debt financing the Company provided the lender with 3,350,000 warrants to purchase common stock. There are 1,000,000 warrants with a price of $0.27, 1,350,000 warrants at a price of $0.32 and 1,000,000 shares at a price of $0.38. This amount reflects the discount on the notes associated with the debt financing ($743,000) and costs associated with the debt financing ($238,000) that will be amortized over the life of the debt.

(i)

Reflects the accrual of liabilities resulting from the acquisition including severance obligations of $398,000, legal, audit and other professional services of $194,000 and other transaction costs of $733,000.

(j)	Reflects the adjustment of Gupta’s deferred revenue to the fair value of future support obligations.
(k)

Reflects adjustments to equity resulting from the purchase of Gupta and the sale of the Company’s IRM division and its ViaMode Product including expenses resulting from the accelerated vesting of stock options for IRM division employees under FAS 123R of $78,000.

The following represents the acquisition of Gupta and the preliminary allocation of the purchase price. The final allocation of the purchase price will be determined based on a comprehensive final evaluation of the fair value of Gutpa’s tangible and intangible assets acquired and liabilities assumed.

Calculation of Purchase Price (in thousands):

Cash	$6,100
Fair value of the IRM division and ViaMode Product	900
Transaction costs - accrued	592

Total purchase price	$7,592

Allocation of Purchase Price (in thousands):

Accounts receivable, net	$1,544
Prepaid expenses and other current assets	282
Property and equipment, net	102
Intangibles	2,950
Goodwill	5,144
Other assets	70
Accounts payable	(835)
Other liabilities	(1,090)
Deferred revenue	(537)
Other liabilities	(38)

Total purchase price	$7,592

UNIFY CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED
(Amounts in thousands, except per share data)

			Pro Forma Adjustments
	Unify April 30, 2006 (l)	Gupta June 30, 2006 (m)				Unify Pro Forma
			Sale of IRM & ViaMode (n)	Acquisition & Financing (o)

Revenues:
Software licenses	$5,535	$4,149	$(777)	$—		$8,907
Services	5,714	7,308	(329)	—		12,693	(ab)

Total revenues	11,249	11,457	(1,106)	—		21,600

Cost of Revenues:
Software licenses	448	619	—	—		1,067
Services	1,920	864	(797)	(537)	(p)	1,450

Total cost of revenues	2,368	1,483	(797)	(537)		2,517

Gross profit	8,881	9,974	(309)	537		19,083

Operating Expenses:
Product development	2,714	3,132	(1,071)	—		4,775
Selling, general and administrative	6,845	9,127	(1,044)	(1,185)	(q)	13,743
Goodwill Impairment	—	5,200	—	(5,200)	(r)	—

Total operating expenses	9,559	17,459	(2,115)	(6,385)		18,518

Income (loss) from operations	(678)	(7,485)	1,806	6,922		565
Other income (expense), net	50	(82)	—	957	(s)	925

Income (loss) before income taxes	(628)	(7,567)	1,806	7,879		1,490
Provision for income taxes	—	170	—	—	(aa)	170

Net income (loss)	$(628)	$(7,737)	$1,806	$7,879		$1,320	(ab)

	Historic (l)					Pro Forma

Net income (loss) per share:
Basic	$(0.02)					$0.05	(ab)
Diluted	$(0.02)					$0.04	(ab)
Shares used in computing net income (loss) per share:
Basic	29,015					29,015
Diluted	29,015					32,729

Notes to the Unaudited Pro Forma Consolidated Statement of Operations
(l)	The Company’s audited consolidated statement of operations as reported in its Form 10-K for the year ended April 30, 2006.
(m)

Gupta Technologies, LLC audited consolidated statement of operations for the year ended June 30, 2006. Gupta’s audited financials include certain reclassifications to conform to the presentation of Unify’s audited consolidated statement of operations.

(n)	Reflects adjustments resulting from the sale of the Company’s IRM division and its ViaMode Product to Halo.
(o)	Adjustments resulting from the purchase of Gupta Technologies, LLC from Halo Technology Holdings, Inc. and the debt financing provided by ComVest Capital, LLC in conjunction with the acquisition.
(p)	Reflects the amortization of deferred support obligations.
(q)

Reflects the elimination of amortization expense for intangibles included in Gupta’s results ($1,815,000), the reversal of charges by Halo in Gupta’s amounts ($108,000) and the recognition of expenses associated with the amortization of Unify’s intangibles ($738,000).

(r)	Reflects the elimination of a goodwill impairment recorded by Gupta.
(s)	Reflects interest expense associated with the debt financing ($724,000), the amortization of the discount on the term notes ($175,000) and the amortization of financing costs ($58,000).
(aa)	The Company has not recorded any expenses for income taxes as it has substantial net operating loss carry forwards that it believes would offset any tax liability.
(ab)

As a result of the acquisition, Gupta’s deferred revenue will be adjusted to an amount equal to the fair value of the cost of providing post contract support to its existing customers. The amount shown as services revenue in the pro forma does not include the impact of such an adjustment. Had this adjustment been reflected in the pro forma, services revenue, net income and earnings per share would have been significantly lower.

UNIFY CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED
(Amounts in thousands, except per share data)

	Pro Forma Adjustments

	Unify October 31, 2006 (t)	Gupta September 30, 2006 (u)	Sale of IRM & ViaMode (v)	Acquisition & Financing (w)		Unify Pro Forma

Revenues:
Software licenses	$1,176	$1,670	$—	$—		$2,846
Services	2,748	3,662	—	—		6,410

Total revenues	3,924	5,332	—	—		9,256

Cost of Revenues:
Software licenses	69	286	—	—		355
Services	532	335	—	—		867

Total cost of revenues	601	621	—	—		1,222

Gross profit	3,323	4,711	—	—		8,034

Operating Expenses:
Product development	767	1,411	—	—		2,178
Selling, general and administrative	2,665	3,777	—	(589)	(x)	5,853
Goodwill Impairment	—	5,200	—	(5,200)	(y)	—

Total operating expenses	3,432	10,388	—	(5,789)		8,031

Income (loss) from continuing operations	(109)	(5,677)	—	5,789		3
Other income (expense), net	109	(49)	—	430	(z)	490

Income (loss) from continuing operations before income taxes	—	(5,726)	—	6,219		493
Provision for income taxes	—	38	—	—	(bb)	38

Net income (loss) from continuing operations	—	(5,764)	—	6,219		455
Loss from discontinued operations	(941)	—	941	—		—

Net income (loss)	$(941)	$(5,764)	$941	$6,219		$455

	Historic (t)					Pro Forma

Net income per share:
Basic for continuing operations	$—					$0.02
Diluted for continuing operations	$—					$0.02
Shares used in computing net income per share:
Basic	29,524					29,524
Diluted	29,675					29,675

See accompanying notes

Notes to the Unaudited Pro Forma Consolidated Statement of Operations
(t)	The Company’s unaudited consolidated statement of operations as reported in its Form 10-QSB for the six month period ended October 31, 2006.
(u)	Gupta Technologies, LLC unaudited consolidated statement of operations for the six months ended September 30, 2006.
(v)	Reflects adjustments resulting from the sale of the Company’s IRM division and its ViaMode Product to Halo.
(w)	Adjustments resulting from the purchase of Gupta Technologies, LLC from Halo Technology Holdings, Inc. and the debt financing provided by ComVest Capital, LLC in conjunction with the acquisition.
(x)

Reflects the elimination of amortization expense for intangibles included in Gupta’s results ($907,000) and the recognition of expenses associated with the amortization of Unify’s intangibles ($318,000).

(y)	Reflects the elimination of a goodwill impairment recorded by Gupta.
(z)	Reflects interest expense associated with the debt financing ($314,000), the amortization of the discount on the term notes ($87,000) and the amortization of financing costs ($29,000).
(bb)	The Company has not recorded any expenses for income taxes as it has substantial net operating loss carry forwards that is believes would offset any tax liability.

UNIFY CORPORATION
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

1.         Basis of Pro Forma Presentation

The unaudited pro forma consolidated condensed financial statements give effect to the acquisition of Gupta Technologies (“Gupta”) and the sale by Unify of its IRM division and ViaMode software product using the purchase method of accounting.  On November 20, 2006, Unify entered into a Purchase and Exchange Agreement (the “Purchase Agreement”) with Halo Technology Holdings, Inc. (“Halo”) pursuant to which Unify agreed to acquire Gupta in exchange for its IRM division, its ViaMode software product, $6.1 million in cash and the amount, if any, by which Gupta’s working capital exceeds Unify’s “NavRisk working capital” as defined in the Purchase Agreement.

2.         Pro Forma Adjustments — Balance Sheet

Pro forma adjustments reflect the components of the purchase consideration which consist of Unify’s IRM division, ViaMode software product and $6.1 million in cash. Also reflected in pro forma columns are adjustments to the related fair values of the assets and liabilities acquired and expenses associated with a debt financing that was completed in conjunction with the acquisition. As part of the allocation of the purchase price, using an independent valuation expert’s preliminary results, Unify has recorded intangible assets and goodwill. The preliminary results are subject to adjustment upon finalization of the valuation which is expected to be completed by the end of the Company’s fourth quarter which ends April 30, 2007. The final allocation price could differ materially from the preliminary allocation.

3.         Pro Forma Adjustments — Statement of Operations

This represents the amortization of the acquired identifiable intangible, assets and expenses associated with a debt financing obtained in conjunction with the acquisition of Gupta. These expenses include interest expense, the reimbursement of due diligence costs incurred by the lender, loan commitment fees, and the amortization of a discount relative to warrants included in the financing. The interest rate for the term notes is fixed at 11.25%. The interest rate for the revolver is prime plus 2.25% resulting in a rate of 10.50% currently. In calculating interest expense for the pro forma the Company has assumed a rate of 10.50% for the revolver for all periods shown. Additionally, the Company has not recorded any expenses for income taxes as it has substantial net operating loss carry forwards that it believes would offset any tax liability.